Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Silicom Ltd. of our report dated March 20, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting of Silicom Ltd., which appears in Silicom Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel
January 10, 2024